CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made this 14th day of May, 2012 by and between Sunshine Minting, a Idaho corporation located 7600 Mineral Drive, Ste 700, Coeur d'Alene, ID 83815 and **PMX GOLD BULLION SALES, INC.** a Florida Corporation located in Boca Raton, FL, U.S.A.

WHEREAS, the parties intend to enter into discussions relating to a possible business venture or transaction; and

WHEREAS, in the course of such discussions, the parties may disclose to each other certain Confidential Information, as defined below;

NOW, THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Term; Effect of Termination.** The term of this Agreement shall begin on the date hereof and shall continue until the earlier of either (i) termination by a party hereto upon ten (10) days advance written notice to the non-terminating party; or (ii) thirty-six (36) months following full execution by all parties hereto. The parties acknowledge and agree that all confidentiality covenants, duties, and obligations in regard to Confidential Information disclosed from one party to another prior to such termination shall survive any such termination. Upon any termination of this Agreement, the parties further agree to deliver promptly to the disclosing party or certify destruction of any documents reflecting Confidential Information and any copies thereof and any electronic or other record of such Confidential Information. Neither party will make any more copies of the Confidential Information received by it from the other than are necessary for its use pursuant to the terms hereof.

2. **Confidential Information.** Confidential Information means confidential, non- public information, whether in oral, written, graphic, magnetic, electronic, or other form and whether related to a party or its parent, subsidiaries, or affiliates, such as: (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, pricing information, product planning information, marketing strategies, customer profiles, sales estimates, business plans, and internal performance results relating to past, present or future business activities and information regarding customers, clients and suppliers; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the party a competitive advantage over its competitors; and (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, information, know-how, show-how and trade secrets, whether or not patentable or copyrightable; (d) any notes, compilations, or summaries of any of the foregoing; and (e) any of the foregoing directly or indirectly and intentionally or unintentionally disclosed during any conversation, correspondence, discourse, discussion, facilities tour, presentation, or visit.

3. **Nondisclosure of Confidential Information.** Confidential Information will be used solely in connection with the aforementioned discussions and any resulting business venture or transaction and will not, except as required by law, be disclosed to any third party; provided that Confidential Information may be disclosed to any parent, subsidiary or affiliate with a need to know, and to any director, officer or employee of either party hereto, or of any such parent, subsidiary, or affiliate, with a need to know (collectively, "Special Parties"). Each party shall retain exclusive ownership of its Confidential Information with the right to demand return of Confidential Information from the other party at any time. Except with respect to Special Parties and except as may be required by law, each party agrees not to disclose to any third party either the fact that discussions between the parties are taking place concerning a possible business venture or transaction or any of the terms, conditions or other facts with respect to any such possible business venture or transaction, including the status

thereof, without the prior written consent of the other party. Each party shall advise its respective Special Parties of the restrictions and obligations set forth in this Agreement and will use a reasonable degree of care in securing such Special Parties' compliance therewith.

4. **Rights.** Nothing contained herein shall in any way restrict or impair either party's right to use, disclose or otherwise deal with information which: (a) at the time of disclosure to the party is in the public domain; (b) after disclosure to the party becomes part of the public domain through no fault of that party; (c) the party can demonstrate was in its possession prior to the time of disclosure and was not acquired directly or indirectly from the other party or any person, firm, or corporation acting on its behalf; (d) the party can show that it acquired independently, after disclosure hereunder, from a third party without breach of agreement or violation of law; or (e) was independently developed by the party without use of Confidential Information. In the event that either party is required by law to disclose any information covered by this Agreement, the party being compelled to disclose will, unless prohibited by law, provide the other party with prompt and reasonable notice of such pending disclosure so that the other party may seek a protective order, if appropriate, unless providing such notice is prohibited by law.

5. **License, Patents, Title, and Copyrights.** No license under any patent or copyright now or hereafter obtained is granted, agreed to be granted, or implied hereunder or by the disclosure of Confidential Information. No use of the marks owned or registered by either party shall be used or disclosed, written or orally, by the other party without prior written consent. Each party agrees it will not use or exploit the Confidential Information of the other party for its own benefit or that of any third party and may make only such use of the Confidential Information as is contemplated by this Agreement or as may otherwise be specifically authorized in writing by the disclosing party. Nothing in this Agreement shall be construed to convey to either party any right, title or interest in any Confidential Information provided by the other party or any right, title or interest in any intellectual property of the parties including but not limited to trade secrets, copyrights or patents.

6. **Liability.** Each party shall use at least the same degree of care in protecting the other party's Confidential Information as it uses in protecting its own Confidential Information provided that in no event shall such degree of care be less than a reasonable degree of care. The parties recognize the irreparable harm which would be caused if Confidential Information were used or disclosed in violation of this Agreement. The parties agree that, if there is a breach of this Agreement by either party, the other shall have remedy in law and/or equity including, but not limited to, appropriate injunctive relief or specific performance as may be granted by a court of competent jurisdiction. It is further understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

7. **Entire Agreement.** This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by means of a written document executed on behalf of both parties hereto. This Agreement shall be exclusively governed by and construed pursuant to for all purposes in accordance with the internal laws of the State of Delaware without regard to conflicts of laws principles or provisions. The state and federal courts sitting in Delaware shall have exclusive jurisdiction over any and all disputes relating to this Agreement, other than the granting of equitable relief to enforce the Agreement. This Agreement shall survive the termination of the aforementioned discussions, or the consummation of a transaction or agreement in connection therewith and shall be binding on the parties and their respective successors and assigns. The parties acknowledge that each of them has full power and authority to execute and perform this Agreement and that those persons signing on behalf of the parties have been properly authorized and empowered to execute this Agreement on behalf of those parties.

8. **Representations.** This Agreement does not represent a commitment on the part of either party hereto to purchase the products or services of the other party nor a commitment to enter into any business venture with the other party nor an encouragement to expend funds in the development of any products or services. Further, this Agreement does not in any way prevent or constrain either party's use of any other provider of, or either party's current or future development of, products or services similar to the products or services provided by the other party hereto or the products or services which are the subject of the discussions anticipated by this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

PMX GOLD BULLION SALES, INC.	Sunshine Minting, Inc.
By: [signature]	By: [signature]
Name: Marcis Kott	Name: Ronald H. Reed
Title: Managing Director	Title: Executive VP, Gen North American Ops./CFO
Date: 5/14/2012	Date: 5/14/12